Exhibit 10.93
AMENDED AND RESTATED 2019 LTI PERFORMANCE-BASED
RESTRICTED STOCK UNIT AWARD

THIS AMENDED AND RESTATED 2019 LTI NON-EXECUTIVE TIME AND PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD (this “Agreement”) is deemed effective as of the ___ day of July 2020 (the “Grant Date”) by and between the individual whose name appears on the Award Certificate attached hereto (the “Employee”) and PFSweb, Inc., a Delaware corporation (the “Company”), and is issued under and pursuant to the PFSweb, Inc. 2020 Stock and Incentive Plan, as the same may be amended from time to time (the “Plan;” terms defined in the Plan having the same meaning when used herein, except as otherwise defined herein). This Agreement was amended and restated to include a “Change in Control” definition.
NOW, THEREFORE, intending to be legally bound, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Employee hereby agree as follows:
1.    Definitions. The following terms (not otherwise defined herein), when used in this Agreement, shall have the following meanings, unless the context clearly requires otherwise (such definitions to be equally applicable to both the singular and plural of the defined terms):
    “Adjusted EBITDA” shall mean the amount determined by the Committee as the Company’s “Adjusted EBITDA” for any applicable Fiscal Year (which, for the avoidance of doubt, shall be determined prior to recognition of Performance Based Cash Awards or amounts payable under the Company’s director level bonus program).
    “Base Bonus Target” shall mean, as designated by the Committee for each applicable Fiscal Year (i) Adjusted EBITDA for such applicable Fiscal Year equaling or exceeding the amount so designated by the Committee as the Base Bonus Target for such applicable Fiscal Year, or (ii) if applicable, such other Qualified Business Criteria as the Committee shall designate as the Base Bonus Target for such Fiscal Year.
    “Change in Control” shall mean the (i) upon the merger or consolidation of the Company with, or the sale of all or substantially all of the assets of the Company to, any other corporation or other entity, in each case, unless, following such merger, consolidation or sale (A) the voting securities of the Company outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or purchasing entity (the “Surviving Entity”)) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or the Surviving Entity outstanding immediately after such merger, consolidation or sale; and (B) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such merger, consolidation or sale; or (ii) sale of an operating business segment of the Company for which the Employee is designated or allocated to perform services or is otherwise employed under.
    “ERISA” shall mean the Employee Retirement Income Security Act of 1986, as amended.
    “Fiscal Year” shall mean the 12-consecutive-month period beginning on January 1 and ending on December 31, so that, by way of example, Fiscal Year 2020 shall mean the 12-consecutive-month period beginning on January 1, 2020 and ending on December 31, 2020.

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Exhibit 10.93
    “Severance Period” shall mean the period following the termination of the Employee’s employment by the Company during which the Employee is entitled to continue to receive his or her base compensation pursuant to a written severance agreement.
    “Vesting Date” shall mean each of December 31, 2020, December 31, 2021 and December 31, 2022, as applicable or as the context may require.
    2.    Issuance and Vesting of Restricted Stock Units. Subject to the vesting conditions set forth herein and the other terms and provisions of the Plan, the Company hereby issues to the Employee the number of Restricted Units set forth in the Award Certificate attached hereto. Except as otherwise set forth herein or in the Plan, provided that (i) the applicable Base Bonus Target is achieved for the Fiscal Year ending on the corresponding Vesting Date, and (ii) the Employee retains his/her Continuous Status as a Participant through the applicable Vesting Date set forth below, then for each Vesting Date the corresponding number of Restricted Stock Units set forth below will vest on the day following the applicable Vesting Date.

Vesting Date/Fiscal Year	Number of Vested Restricted Stock Units
December 31, 2020	33.33% of the number of Restricted Stock Units
December 31, 2021	33.33% of the number of Restricted Stock Units
December 31, 2022	33.34% of the number of Restricted Stock Units

If the Base Bonus Target is not achieved for any applicable Fiscal Year, the unvested portion of the Restricted Stock Unit Award shall not vest for such Fiscal Year. Subject to the Employee retaining his/her Continuous Status as a Participant through the applicable Vesting Date, failure to achieve the Base Bonus Target for any Fiscal Year, shall not affect any subsequent Fiscal Year – e.g., if the Company achieves the Base Bonus Target for the 2020 Fiscal Year and the 2021 Fiscal Year, but fails to achieve the Base Bonus Target for the 2022 Fiscal Year, then, subject to the Employee retaining his/her Continuous Status as a Participant through the applicable Vesting Date, 33.33% of the Restricted Stock Units will vest for the 2020 Fiscal Year and 33.34% of the Restricted Stock Units will vest for the 2021 Fiscal Year, but not for the 2022 Fiscal Year.

3.    Determination of Base Bonus Target Achievement. The Committee, in its sole and absolute discretion, shall determine whether the Base Bonus Target has been achieved. Such determination, which shall be final and binding on all parties, shall be certified in writing as soon as administratively practicable following each Vesting Date.
4.    Vesting of Restricted Stock Units; Forfeiture. The Employee shall have no vested right in the Restricted Stock Units for any Fiscal Year unless the Committee certifies that the Base Bonus Target has been achieved for such Fiscal Year. Such achievement, as evidenced by such certification by the Committee, shall be construed by all parties as a condition related to the purpose of the compensation for purposes of Section 409A of the Code. Provided that such certification is made, and the Employee is employed by the Company as of the applicable Vesting Date set forth in Section 2 above, vesting of the number of Restricted Stock Units to which the Employee may be entitled hereunder shall occur as of the day following such Vesting Date. If, prior to any Vesting Date, the Employee voluntarily leaves employment with the Company other than for Good Reason or is terminated by the Company for Cause, the Employee shall forfeit the entirety of the Restricted Stock Units otherwise issuable hereunder.
5.    Additional Vesting Provisions.

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Exhibit 10.93
    (a)    Upon the termination of the Employee’s employment by the Company without Cause or if the Employee’s employment by the Company is terminated by the Employee for Good Reason, then (i) if applicable, for purposes of Section 2 of this Agreement, the Employee shall be deemed employed by the Company through the last day of any Severance Period which shall be deemed the last day of the Employee’s Continuous Status as a Participant, and (ii) subject to the achievement of the Base Bonus Target for such Fiscal Year, the Employee shall be entitled to a portion of the Restricted Stock Units otherwise issuable on the Vesting Date immediately following the date of termination of employment (as determined in accordance with the preceding clause (i)), equal to the amount of the Restricted Stock Units to which the Employee would have vested hereunder on such Vesting Date but for the termination of his or her employment, multiplied by a fraction, the numerator of which is the number of days the Employee is employed (or deemed employed in accordance with the preceding clause (i)) by the Company during the Fiscal Year in which the termination (or deemed termination) occurred and the denominator of which is 365, and such portion shall be deemed vested as of the date of termination of employment (without regard for the provisions of clause (i) herein) and (iii) all other unvested Restricted Stock Units hereunder shall be deemed terminated and forfeited. For the avoidance of doubt, for purposes of this clause (a), to the extent the first day of a Severance Period is in one Fiscal Year and the last day of such Severance period is in the following Fiscal Year, the Employee shall be deemed employed (1) during the entirety of such first Fiscal Year and (2) for that portion of the following Fiscal Year which corresponds to the Severance Period applicable thereto.
    (b)    Upon termination of employment as the result of the death or Disability of the Employee, the heirs or estate of the deceased Employee or the Disabled Employee shall, subject to the achievement of the Base Bonus Target for the applicable Fiscal Year, be deemed vested in all unvested Restricted Stock Units as of each Vesting Date following such date of termination.
    (c)    Notwithstanding the provisions of Sections 5(a) and (b) above, upon the occurrence of a Change in Control, (i) all unvested Restricted Stock Units for the Fiscal Year in which the Change in Control occurs shall be deemed automatically vested at such time as may be necessary or required in order for the Employee to be deemed the lawful owner and holder of record of the shares of Stock to be issued thereunder as of the effective date and time of the Change in Control, and (ii) except as set forth in the preceding clause, all other unvested Restricted Stock Units hereunder shall be deemed terminated as of the effective date and time of the Change in Control.
6.    Settlement of Restricted Stock Units.
    (a)    Each Restricted Stock Unit represents the right to receive one share of Stock, subject to the terms and conditions set forth in this Agreement and the Plan. The Restricted Stock Units shall be credited to a separate account maintained for the Employee on the books and records of the Company (the "Account"). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.
    (b)    Subject to the provisions hereof, no later than the last day of Fiscal Year following the applicable Vesting Date, the Company shall (i) issue and deliver to the Employee the number of shares of Stock equal to the number of vested Restricted Stock Units (rounded up to the nearest whole share); and (ii) enter the Employee's name on the books of the Company as the shareholder of record with respect to the shares of Stock delivered to the Employee (which entry shall be deemed made as of the day following the last day of each applicable Fiscal Year notwithstanding any later delivery of the corresponding shares of Common Stock). Notwithstanding the foregoing, but subject to the provisions of the preceding clause (ii) and Section 16 below, any shares of Stock to be issued in settlement of

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Exhibit 10.93
Restricted Stock Units (i) under Section 5(a) or (b) above shall be issued no later than March 15 following the last day of the Fiscal Year in which the Employee (or heirs or estate thereof) is deemed vested therein, and (ii) under Section 5(c) above shall be issued no later than such time as may be necessary or required in order for the Employee to be deemed the lawful owner and holder of record of the shares of Stock to be issued thereunder as of the effective date and time of the Change in Control.
    (c)    Subject to any exceptions set forth in this Agreement or the Plan, prior to the vesting of the Restricted Stock Units hereunder, the Restricted Stock Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Employee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto during such period shall be wholly ineffective and, if any such attempt is made, the unvested Restricted Stock Units will be forfeited by the Employee and all of the Employee's rights to shares issuable thereunder shall immediately terminate without any payment or consideration by the Company.
    (d)    The Employee shall have no rights in, to or under the shares of Stock to be issued upon the vesting of the Restricted Stock Units unless and until the vesting conditions set forth herein are satisfied and, until such date, shall have no rights of a shareholder of the Company including, without limitation, no right to vote such shares and no right to receive any dividends or other distributions paid with respect to such shares. Notwithstanding the foregoing, if during any Fiscal Year, the Company declares a dividend or distribution, whether in cash or other property, then, concurrent with the issuance of the shares of Stock, if any, to the Employee for such Fiscal Year, the Company shall pay to the Employee that amount of cash or other property which the Employee would have received had the Employee been the record holder of such shares of Stock on the record date for such dividend or distribution.
    (e)    Upon vesting of the Restricted Stock Units, the Company may issue stock certificates or evidence the Employee's interest therein by using a book entry account with the Company's transfer agent.
7.    Provisions of Plan.
    (a)    Adjustments. If any change is made to the outstanding Stock or the capital structure of the Company, the shares of Stock to be issued hereunder shall be adjusted or terminated in any manner as contemplated by Article 15 of the Plan.
    (b)    Tax Liability and Withholding. The Employee shall be required to pay to the Company, and the Company shall have the right to deduct from the shares of Stock to be issued upon the vesting of the Restricted Stock Units, the amount of any required withholding taxes in respect of the shares of Stock to be issued upon the vesting of the Restricted Stock Units and to take all such other action as the Company deems necessary to satisfy all obligations for the payment of such withholding taxes.
    (c)    Except as provided herein, the provisions of this Agreement shall be subject to the provisions of the Plan, which are hereby incorporated herein by reference and made part hereof. The Employee acknowledges and agrees that he or she has been provided with and has read the Plan and understands the provisions thereof. In the event of any conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall take precedence, other than for such provisions of the Plan which, by their terms, are subject to the provisions of an Award Certificate.

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Exhibit 10.93
8.    No ERISA Plan. Neither this Agreement nor the award of the Restricted Stock Units hereunder shall be construed by any party as being subject to any provisions of ERISA, and shall not be so subject. Without in any way limiting the generality of the foregoing, the Restricted Stock Units awarded hereunder shall constitute a mere unfunded promise to pay by the Company and a bonus program within the meaning of Department of Labor Regulation Section 2510.3-2(c) promulgated under ERISA.
9.    Compliance with Law. The issuance of shares of Stock hereunder shall be subject to compliance by the Company and the Employee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's shares of Stock may be listed. No shares of Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.
10.    Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Employee under this Agreement shall be in writing and addressed to the Employee at the Employee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
11.    Parachute Payments and Parachute Awards. If the Employee is a “disqualified individual,” as defined in paragraph (c) of Code Section 280G, then, notwithstanding any other provision of this Agreement or of any other agreement, contract, or understanding heretofore entered into by the Employee and the Company (an “Other Agreement”), except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (a “280G Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Employee (or an employee group of which the Employee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Employee (a “Benefit Arrangement”), if any of the payments or benefits provided or to be provided by the Company or its affiliates to the Employee or for the Employee’s benefit pursuant to the terms of this Agreement, all Other Agreements and all Benefit Arrangements ("Covered Payments") constitute parachute payments ("Parachute Payments") within the meaning of Code Section 280G and would, but for this Section, be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the "Excise Tax"), then prior to making the Covered Payments, a calculation shall be made comparing (i) the Net Benefit (as defined below) to the Employee of the Covered Payments after payment of the Excise Tax to (ii) the Net Benefit to the Employee if the Covered Payments are limited to the extent necessary to avoid being subject to the Excise Tax. Only if the amount calculated under (i) above is less than the amount under (ii) above will the Covered Payments be reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax (that amount, the "Reduced Amount"). "Net Benefit" shall mean the present value of the Covered Payments net of all federal, state, local, foreign income, employment and excise taxes. Any such reduction shall be made in accordance with Section 409A of the Code and the following: (i) the Covered Payments which do not constitute nonqualified deferred compensation subject to Section 409A of the Code shall be reduced first; and (ii) the Covered Payments shall be reduced in a manner that maximizes the Employee's economic position. In applying this principle, the reduction shall be made in a manner consistent with the requirements of Section 409A of the Code, and where two economically equivalent amounts are subject to reduction but payable at different times, such amounts shall be reduced on a pro rata basis but not below zero. The

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Exhibit 10.93
foregoing shall not be interpreted so as to restrict, reduce, amend or modify any of the existing terms and provisions of any 280G Agreement to which the Employee and the Company may be a party and any payment hereunder shall be entitled to the benefits thereof.
12.    Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, such determination shall not affect the remaining provisions of this Agreement, which shall be enforced to the maximum extent permitted under applicable law.
13.    Modification. Subject to the provisions of the Plan, this Agreement may be modified only in writing pursuant to an agreement by and between the Company and the Employee.
14.    Headings. The headings contained herein are for convenience of reference only and shall not be construed by any party as having any substantive significance.
15.    Clawback. Notwithstanding any other provisions in this Agreement, this Award is subject to recovery under any current or future law, government regulation or stock exchange listing requirement, and is subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company at any time pursuant to any such law, government regulation or stock exchange listing requirement).
    16.    Section 409A of the Code. If the Employee is deemed a "specified employee" within the meaning of Section 409A of the Code, as determined by the Committee, at a time when the Employee becomes eligible for settlement of the Restricted Stock Units upon his/her "separation from service" within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (i) the date that is six months following the Employee's separation from service and (ii) the Employee's death. It is the intent that this Restricted Stock Unit Award shall comply with the requirements of Section 409A, and any ambiguities herein will be interpreted to so comply. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Agreement as may be necessary to ensure that all vesting or payouts provided under this Agreement are made in a manner that complies with Section 409A or to mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A if compliance is not practical; provided, however, that nothing in this paragraph creates an obligation on the part of the Company to modify the terms of this Agreement or the Plan, and the Company makes no representation that the terms of this Restricted Stock Unit Award Agreement will comply with Section 409A or that payments under this Restricted Stock Unit Award Agreement will not be subject to taxes, interest and penalties or other adverse tax consequences under Section 409A. In no event shall the Company or any of its Subsidiaries be liable to any party for any additional tax, interest or penalties that may be imposed on the Employee by Section 409A or any damages for failing to comply with Section 409A.

17.    Execution and Counterparts. This Agreement shall be deemed effective as of the Grant Date upon the delivery to the Employee of the Award Certificate hereto (or information contained therein) by electronic or other means of transmission, and such effectiveness shall not require any counterpart signature of the Employee.

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